Exhibit 10.24
Date: April 25, 2007
COBANK, ACB Letter of Credit Number 00614622
Beneficiary:
Northern Natural Gas Company
1111 South 103rd Street
Omaha, NE 68124
We have been instructed by:
Amaizing Energy, LLC
2491 Lincoln Way
Denison, IA 51442
To Amend our Letter of Credit 00614622 as issued in you favor.
This amendment is an integral part of the original credit and must be attached hereto. Please revise carefully to ensure you can comply with the terms and conditions.
Amended terms and conditions:
Amount decreased by: USD 157,000.00
New Letter of Credit Amount: USD 1,543,000.00
All other terms and conditions of the original credit instrument remain unchanged. When presenting draft(s) and documents or when communicating with us please mention our reference number shown above.
Please indicate your acceptance or rejection of this amendment by signing and returning the attached copy of the amendment.

/s/ Alan H. Jentz (Authorized Signature)